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                                                                    EXHIBIT 99.1

PRESS RELEASE

Contact: Scott Meyerhoff
Chief Financial Officer
(770) 248-9600


              INTERCEPT ANNOUNCES OUTSTANDING FIRST QUARTER RESULTS

ATLANTA, GA (May 6, 2002) - InterCept, Inc. (Nasdaq: ICPT), a leading provider of banking technology products and services for community financial institutions, today reported financial results for the three months ended March 31, 2002.

Record Financial Results

         Net revenues for the three months ended March 31, 2002 totaled $37.7 million, a 39.6% increase compared with $27.0 million for the three months ended March 31, 2001. Net income available to common shareholders, excluding net losses generated from InterCept's 28% ownership of Netzee, Inc., totaled $4.7 million or $0.25 per share (diluted), on 19.1 million average shares outstanding for the three months ended March 31, 2002, versus $2.7 million or $0.18 per share (diluted), on 14.7 million shares outstanding for the three months ended March 31, 2001. Because InterCept accounts for its ownership in Netzee under the equity method, it records its relative percentage of Netzee's net losses in its statement of operations. Including those losses, InterCept's net income available to common shareholders was $3.2 million or $0.17 per share (diluted) for the three months ended March 31, 2002, versus a loss of $732,000 or $0.05 per share (diluted) for the three months ended March 31, 2001.

         Effective January 1, 2002, InterCept adopted SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 requires that an intangible asset with a definite life be amortized over its useful life and that goodwill and other intangible assets with indefinite lives not be amortized but evaluated for impairment. Thus, InterCept's results for the first quarter of

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2002 do not include any goodwill amortization, which had the effect of increasing diluted net income per share by approximately $ 0.03 for the three months ended March 31, 2002.

First Quarter Highlights

         InterCept CEO John W. Collins commented, "We are very pleased to report a strong start to 2002. In addition to our strong operating results, we announced during the first quarter the acquisitions of Internet Billing Company, Ltd. (iBill), a Ft. Lauderdale-based provider of transaction processing for Web merchants, and Electronic Payment Exchange, Inc. (EPX), an end-to-end provider of transaction processing services based in New Castle, Delaware. We closed the acquisition of iBill on April 8 and plan to have the EPX transaction closed very soon. With the acquisitions of iBill and EPX, InterCept is better positioned to become a full-service provider of end-to-end credit card processing solutions through multiple sales channels. As we move through the second quarter and the remainder of 2002, we will continue with our long-range strategic goal of providing financial institutions with the technology solutions necessary for them to remain competitive."

Netzee, Inc.

         Mr. Collins stated, "We modified our lending arrangement with Netzee, Inc. during the first quarter. Netzee has continued to solidify its financial performance and improve its operations. In conjunction with other creditors of Netzee, InterCept agreed to extend its credit facility provided to Netzee from November 2002 to April 2003 in exchange for a fee of $100,000 and a reduction in the portion of the facility provided by InterCept from approximately $15.0 million to approximately $14.0 million."

Conference Call and Webcast Information

         InterCept has scheduled a conference call to discuss the earnings release at 10:30 AM EDT on May 6, 2002. InterCept will also provide an online Web simulcast and rebroadcast of the call. Live broadcast of the call will be available online at:

                                www.intercept.net

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         To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An online replay of the call will be available shortly after it ends and will continue to be available through June 6, 2002.

About InterCept

         InterCept is a single-source provider of a broad range of technologies, products and services that work together to meet the technology and operating needs of community financial institutions. InterCept's products and services include core data processing, check processing and imaging, electronic funds transfer, debit and credit card processing, data communications management, and related products and services. For more information about InterCept, go to www.intercept.net or call 770.248.9600.
-----------------

         This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and our industry. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept's control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include whether we can: continue to sustain our current internal growth rate or our total growth rate; successfully close and integrate recent acquisitions of assets and businesses and other operations we may acquire; continue to provide enhanced and new products and services that appeal to our financial institution customers; successfully respond to competition in our industry; continue to have access to the debt and equity capital we need to sustain our growth; and achieve our sales objectives. Other risks include the possibility that Netzee may be unable to repay our loan; and the stock price volatility associated with "small-cap" companies. These and various other factors are discussed in detail in the section in our 2001Annual Report on Form 10-K entitled Management's Discussion and Analysis of Financial Condition and Results of Operations - Disclosure Regarding Forward-Looking Statements.


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                            The InterCept Group, Inc.
                              Financial Highlights
               (unaudited and in thousands, except per share data)




                                                                                      Three Months Ended
                                                                                          March 31,
                                                                                     --------------------
                                                                                     2002            2001
                                                                                     ----            ----
Revenues:
     Service fee income                                                            $ 33,999       $ 23,802
     Data communications management income                                            1,974          1,829
     Equipment and product sales, services and other                                  1,703          1,415
                                                                                   --------       --------
          Total revenues                                                             37,676         27,046

Cost of Services:
     Costs of service fees                                                           14,153          8,927
     Costs of data communications                                                     1,363          1,438
     Costs of equipment and product sales                                             1,261          1,099
                                                                                   --------       --------
          Total cost of services                                                     16,777         11,464

Selling, general and administrative                                                  12,185          9,058
Depreciation and amortization                                                         2,414          2,508
                                                                                   --------       --------
Operating income                                                                      6,300          4,016
Other income, net                                                                     1,178            728
                                                                                   --------       --------
Income before income taxes, equity in loss of affiliate,
          and minority interest                                                       7,478          4,744
     Provision for income taxes                                                       2,756           (250)
     Equity in loss of affiliate                                                     (1,487)        (5,719)
     Minority interest                                                                   (7)            (7)
                                                                                   --------       --------
Net loss                                                                              3,228           (732)
                                                                                   ========       ========

Income (loss) per share:
     Basic                                                                         $   0.18       $  (0.05)
                                                                                   ========       ========
     Diluted                                                                       $   0.17       $  (0.05)
                                                                                   ========       ========

Weighted average shares outstanding:
     Basic                                                                           17,996         13,776
     Diluted                                                                         19,125         13,776

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                            The InterCept Group, Inc.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                                                       March 31,                 December 31,
                                                                         2002                        2001
                                                                      ----------                 ------------
                                                                       unaudited

ASSETS
Current assets:
     Cash and cash equivalents                                         $ 25,021                   $ 24,917
     Short term investments                                              51,333                     50,289
     Accounts receivable, net                                            19,105                     20,271
     Advances to SLM                                                      7,108                      7,025
     Deferred tax assets                                                  1,249                      1,470
     Inventory, prepaid expenses and other                               15,417                      8,973
                                                                       --------                   --------
          Total current assets                                          119,233                    112,945

Property and equipment, net                                              29,248                     28,108
Intangible assets, net                                                  127,901                    128,204
Advances to Netzee                                                       10,528                     10,118
Investment in affiliate                                                       -                      1,462
Other assets                                                              2,266                      2,431
                                                                       --------                   --------
     Total assets                                                      $289,176                   $283,268
                                                                       ========                   ========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt                              $      -                   $      -
     Accounts payable and accrued expenses                                6,985                     10,143
     Deferred revenue                                                    10,794                      9,315
                                                                       --------                   --------
          Total current liabilities                                      17,779                     19,458

Long-term debt, net of current portion                                    2,212                        465
Deferred revenue                                                            372                        445
Deferred taxes                                                            3,699                      2,867
                                                                       --------                   --------
     Total liabilities                                                   24,062                     23,235

Minority interest                                                           230                        222

Shareholders' equity:
     Common stock                                                       245,138                    243,293
     Retained earnings                                                   19,799                     16,571
     Unrealized gain on securities                                          (53)                       (53)
                                                                       --------                   --------
          Total shareholders equity                                     264,884                    259,811
                                                                       --------                   --------
          Total liabilities and shareholders' equity                   $289,176                   $283,268
                                                                       ========                   ========


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                               The Intercept Group, Inc.
                   Condensed Consolidated Statement of Operations
                          Three Months Ended March 31, 2002
                 (unaudited and in thousands except per share data)


                                                                               Consolidated               Netzee         InterCept
                                                                               ------------               ------         ---------

Revenues:
   Service fee income                                                              $33,999              $     -            $33,999
   Data communications management                                                    1,974                    -              1,974
   Equipment & product sales, services and other                                     1,703                    -              1,703
                                                                                   -------              -------            -------
      Total Revenues                                                                37,676                    -             37,676

Cost of Services:
   Costs of service fees                                                            14,153                    -             14,153
   Costs of data communications                                                      1,363                    -              1,363
   Costs of equipment and product sales                                              1,261                    -              1,261
Selling, general & administrative                                                   12,185                    -             12,185
Depreciation & amortization                                                          2,414                    -              2,414
                                                                                   -------              -------            -------

      Total Operating Expenses                                                      31,376                    -             31,376

Operating Income                                                                     6,300                    -              6,300

EBITDA (1)                                                                           8,714                    -              8,714

Other Income, net
   Interest income, net                                                              1,153                    -              1,153
   Gain in Netzee ownership                                                             25                   25                  -
                                                                                   -------              -------            -------

      Total Other Income, net                                                        1,178                   25              1,153

Income Before Income Taxes, Equity in Loss of Affiliate,
     and Minority Interest                                                           7,478                   25              7,453

Provision for Income Taxes                                                           2,756                   10              2,746
Equity in Loss of Affiliate                                                         (1,487)              (1,487)                 -
Minority interest                                                                       (7)                   -                 (7)
                                                                                   -------              --------           -------

      Net Income Attributable To Common Shareholders                               $ 3,228              $(1,472)           $ 4,700
                                                                                   =======              =======            =======

Net Income Per Common Share (Diluted)                                              $  0.17                                    0.25
                                                                                   =======                                 =======
Net Income Per Common Share (Diluted, excluding
    goodwill amortization)                                                                                                    0.25
                                                                                                                           =======

Weighted Average Shares Outstanding (Diluted)                                       19,077                                  19,077


(1) EBITDA is equal to operating income plus depreciation and amortization. EBITDA should not be considered as an alternative to net income (loss) or any other measure of operating performance calculated in accordance with accounting principles generally accepted in the United States.